QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FAO, Inc. to Complete Restructuring through Chapter 11

        King of Prussia, PA, January 13, 2003—FAO, Inc. (Nasdaq: FAOO), a leader in children's specialty retailing, announced today that it has filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the District of Delaware in Wilmington. The Company said that the filing will allow it to continue business operations without interruption while it obtains necessary approval of its financial restructuring plan.

        In conjunction with the filing, the Company said that it has reached an agreement with its existing bank lenders to use cash collateral which, upon Court approval, will enable FAO Inc. to fund post-petition trade and employee obligations, as well as the Company's ongoing operating needs while it begins the restructuring process.

        The Company stated that it intends to immediately meet with its major creditor constituencies and file a formal plan of reorganization with the bankruptcy court very soon. As part of this plan, the Company will engage an investment banker to assist it in raising equity capital within its current public company structure.

        "Having already made significant strides in our restructuring efforts through the decision to close 75 - 80 stores, we are now able to turn our focus toward ensuring our long-term financial health," said Jerry R. Welch, President and Chief Executive Officer.

        The Company stated that employees and customers should not see any difference in operations at its ongoing stores as a result of the filing. Daily operations will continue, stores will remain open, and transactions which occur in the normal course of business will go on as before. Policies regarding returns, exchanges, special orders, credit purchases and gift certificates will remain unchanged. "The Company has been in contact with many of its suppliers, and they have indicated that they will continue to support FAO, Inc. during the reorganization period. Our access to cash collateral provides adequate financial resources to purchase the goods and services we need while we begin the restructuring process," said Mr. Welch.

        "Due to the highly seasonal nature of toy retailing and the need to make inventory commitments and other preparations for the upcoming 2003 holiday selling season, we have established a fast-track timetable for the Chapter 11 process. We are encouraged by the support demonstrated by our various creditor constituencies going into this process and expect to emerge a stronger, well-capitalized company by the second quarter of this year. A timely successful conclusion to this process will allow the Company to position itself to take full advantage of this year's upcoming holiday selling season." Mr. Welch concluded.

About FAO, Inc.

        FAO, Inc. (formerly The Right Start, Inc.) owns a family of high quality, developmental, educational and care brands for infants, toddlers and children and is a leader in children's specialty retailing. FAO, Inc. owns and operates the renowned children's toy retailer FAO Schwarz; The Right Start, the leading specialty retailer of developmental, educational and care products for infants and toddlers; and Zany Brainy, the leading retailer of development toys and educational products for kids.

        FAO, Inc. assumed its current form in January 2002. The Right Start brand originated in 1985 through the creation of the Right Start Catalog. In September 2001, the Company purchased assets of Zany Brainy, Inc., which began business in 1991. In January 2002 the Company purchased the FAO Schwarz brand, which originated 141 years ago in 1862.

        For additional information on FAO, Inc. or its family of brands, visit the Company on line at http://www.irconnect.com/faoo/.

        This press release contains certain forward-looking statements with respect to the implementation and anticipated results of the Company's business strategy, and the financial condition, results of operations and business of the Company, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. Actual results may be impacted by factors including, but not limited to, the following: the Company's ability to manage its current liquidity problems, the actions of the Company's creditors, the interest of third party investors in the Company's business and other risks included in FAO, Inc.'s filings with the Securities and Exchange Commission, including the risk factors set forth in its Registration Statement on Form S-3 No. 333-84438. The Company has not undertaken, nor is it required, to publicly update or revise any of its forward-looking statements, even if experience or future events make it clear that the results set forth in such statements will not be realized.

QuickLinks

  Exhibit 99.1
FAO, Inc. to Complete Restructuring through Chapter 11